Exhibit 10.10
LEASE MODIFICATION AGREEMENT

THIS AGREEMENT made and entered into this 14th day of December 2009 by and between The Mock Family Living Trust, The Mock Building, LLC, and Theodore H. Mock hereinafter called Lessor and Global Trek Xploration hereinafter called Lessee;

WITNESSETH

WHEREAS Lessor (formerly The Mock Family Limited Partnership) and Lessee entered into a lease dated June 3, 2008 for a period of Two years commencing June 10, 2008 and terminating on June 9, 2010 for the premises located in the City of Palo Alto, County of Santa Clara, State of California, and more particularly described as follows: Suite Numbers 11-16, located at 366 California Avenue, Palo Alto, California consisting of approximately 1,100 rentable square feet;

WHEREAS the parties modified said lease with the removal of Suites 11 & 12 from said lease commencing on November 14, 2009.

WHEREAS it is the desire of the parties hereto to modify said lease with the removal of Suites 15 & 16 from said lease commencing on January 1, 2010.

NOW THEREFORE, in consideration of mutual promises, it is hereby understood and agreed by and between the parties hereto as follows:
1.	That the Lessee will continue to occupy Suites # 13 -14 commencing on January 1, 2010 and terminating on June 9, 2010.
2.	Commencing January 1, 2010, the monthly rent for the remaining Suites #13 & #14 shall be One Thousand Four Hundred and Twenty dollars ($1,420.00).
3.	That all other terms and provisions of that lease dated June 3, 2008, are hereby made applicable to the period covered by this modification.

That this Lease Modification Agreement is not valid until signed by all parties involved.

Lessor:	The Mock Family Living Trust,	Lessee: Global Trek Exploration
The Mock Building, LLC, and
Theodore H. Mock

Anne K. Wilbur, Its Agent	Date	Murray Williams, Chief Financial Officer	Date